Exhibit 10.3

Non-Employee Director Compensation Program

This Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) Non-Employee Director Compensation Program (this “Program”) has been adopted by the Company’s Board of Directors (the “Board”) under the Company’s Omnibus Equity Plan (the “Plan”) effective as of January 30, 2022 and amended as of November 3, 2023, March 1, 2024 and November 1, 2024 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

Cash Compensation

Effective upon the Effective Date, annual retainers will be paid in the following amounts to Non-Employee Directors:

Board Service

Non-Employee Director	$50,000

Committee Service

	Chair	Non-Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$15,000	$7,500

All annual retainers will be paid out in cash on a quarterly basis in arrears promptly following the end of the applicable fiscal quarter, but in no event more than 30 days after the end of such quarter. If a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described above, for an entire fiscal quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such fiscal quarter actually served as a Non-Employee Director, or in such position, as applicable.

Election to Receive Restricted Stock Units (“RSUs”) In Lieu of Annual Retainers

General:

The Board or the Compensation Committee may, in its discretion, provide Non-Employee Directors with the opportunity to elect to convert all or a portion of their annual retainers into awards of RSUs (“Retainer RSU Awards”) granted under the Plan or any other applicable Company equity incentive plan then-maintained by the Company, with each such Retainer RSU Award covering a number of shares of Common Stock calculated by dividing (i) the amount of the annual retainer that would have otherwise been paid to such Non-Employee Director on the applicable payment date by (ii) the average closing trading price of the Common Stock over the 10 consecutive trading days ending with the trading day immediately preceding the grant date (such election, a “Retainer RSU Election”).

Each Retainer RSU Award will be automatically granted five business days after the end of the fiscal quarter for which the corresponding portion of the annual retainer was earned. Each Retainer RSU Award will be fully vested on the grant date.

Election Method:

Each Retainer RSU Election must be submitted to the Company in the form and manner specified by the Board or its Compensation Committee. An individual who fails to make a timely Retainer RSU Election shall not receive a Retainer RSU Award and instead shall receive the applicable annual retainer in cash.  Retainer RSU Elections must comply with the following timing requirements:

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Initial Election After Effective Date. Each individual who is a Non-Employee Director as of the original Effective Date may make a Retainer RSU Election with respect to annual retainer payments scheduled to be paid in fiscal year 2022, which election must be submitted to the Company no later than the 30th day following the Effective Date, and which election shall become final and irrevocable as of such date.
●
Initial Election for New Non-Employee Directors. Each individual who first becomes a Non-Employee Director after the Effective Date may make a Retainer RSU Election with respect to annual retainer payments scheduled to be paid in the same fiscal year as such individual first becomes a Non-Employee Director (the “Initial Retainer RSU Election”). The Initial Retainer RSU Election must be submitted to the Company on or before the date that the individual first becomes a Non-Employee Director (the “Initial Election Deadline”), and the Initial Retainer RSU Election shall become final and irrevocable as of the Initial Election Deadline.

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Annual Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Retainer RSU Election with respect to the annual retainer relating to services to be performed in the following fiscal year (the “Annual Retainer RSU Election”). The Annual Retainer RSU Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become effective and irrevocable as of the Annual Election Deadline

Equity Compensation

Initial RSU Award:

Each Non-Employee Director who is initially elected or appointed to serve on the Board on or after the Effective Date shall be granted an award of RSUs under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, covering a number of shares of Common Stock calculated by dividing (i) $200,000 by (ii) the average closing trading price of the Common Stock over the 10 consecutive trading days ending with the trading day immediately preceding the grant (the “10-Day VWAP”) (the “Initial RSU Award”).

The Initial RSU Award will be automatically granted on the date on which such Non-Employee Director commences service on the Board, and will vest as to one-third of the shares subject thereto on each anniversary of the applicable grant date such that the shares subject to the Initial RSU

Award are fully vested on the third anniversary of the grant date, subject to the Non-Employee Director continuing in service on the Board through each such vesting date.
Annual RSU Award:

Each Non-Employee Director who will continue to serve as a Non-Employee Director immediately following an annual meeting of the Company’s stockholders (an “Annual Meeting”) shall be granted on the date of such Annual Meeting an award of RSUs under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, covering a number of shares of Common Stock calculated by dividing (i) $100,000 by (ii) the 10-Day VWAP (the “Annual RSU Award”); provided, that if a Non-Employee Director is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Director shall be granted automatically on such date of appointment or election under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award of that number of RSUs calculated by dividing (i) the product of $100,000 multiplied by a fraction, the numerator of which is the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election, and the denominator of which is 365, by (ii) the 10-Day VWAP.

The award of RSUs will be automatically granted on the date of the applicable Annual Meeting, appointment or election, and will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) immediately before the next Annual Meeting immediately following the grant date, subject to the Non-Employee Director continuing in service on the Board through such vesting date.

Additional Annual RSU Award for Non-Employee Board Chair:

A Non-Employee Board Chair who will continue to serve as a Non-Employee Board Chair immediately following an Annual Meeting shall be granted on the date of such Annual Meeting an additional award of RSUs under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, covering a number of shares of Common Stock calculated by dividing (i) $50,000 by (ii) the 10-Day VWAP, provided that if the 10-day VWAP is less than $2.20, then the share price for purposes of calculating the number of RSUs shall be $2.20 (the “Annual Board Chair RSU Award”).

If a Non-Employee Board Chair is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Board Chair shall be granted automatically on such date of appointment or election under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award of that number of RSUs calculated by dividing (i) the product of $50,000 multiplied by a fraction, the numerator of which is the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election, and the denominator of which is 365, by (ii) the 10-day VWAP.

The Annual Board Chair RSU Award will be automatically granted on the date of the applicable Annual Meeting, appointment or election, and will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) immediately before the next Annual Meeting immediately following the grant date, subject to the Non-Employee Board Chair continuing in service on the Board through such vesting date.

Termination of Service

No portion of an award of RSUs that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall vest thereafter.

Change in Control

Immediately before a Change in Control of the Company, all outstanding equity awards granted under the Plan and any other equity incentive plan maintained by the Company that are held by a Non-Employee Director shall become fully vested and/or exercisable, irrespective of any other provisions of the Non-Employee Director’s Award Agreement.

Reimbursements

The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

Declining Compensation

Notwithstanding anything to the contrary in this Program, any Non-Employee Director who indicates to the Board that they are waiving their right to receive compensation under this Program shall not receive any compensation under this Program.

Changes to the Program

The Compensation Committee of the Board may amend, halt or resume any compensation payable under this Plan as it deems appropriate.

Miscellaneous

The other provisions of the Plan shall apply to the RSUs granted automatically under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of RSUs hereby are subject in all respects to the terms of the Plan.  The grant of RSUs under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form approved by the Board and duly executed by an executive officer of the Company.

Last Updated: November 1, 2024

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